KEYCO BOND FUND, INC.
File number 811-2957


Attachment to Form N-SAR
Period ended:  03/31/2014

Item 77C  Matters submitted to a vote of security
holders.

The annual meeting of shareholders was held on Wednesday, December 10, 2013. The results of the votes taken on the proposals before the shareholders are reported below.
Each vote represents one share held on the record date for the meeting.




Item 1.  Election of Directors






  Number of Shares






Nominee



          For


Withheld
Authority




Mark E. Schlussel
David K. Page
Thomas E. Purther
Ellen T. Horing
Michael Pullman


  1,264,558
  1,264,558
  1,264,558
  1,264,558
  1,264,558


0
0
0
0
0





Item 2. Ratify the selection of registered independent accountants

Ratify the selection of Grant Thornton, LLP as the Fund s registered independent public accountants for the year ending September 30, 2013

				 Number
				of Shares

		For		1,264,558
		Against	        0
		Abstain	        0